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         STOCK PURCHASE AND OPTION AGREEMENT (the "Agreement"), dated as of May
1, 2002, between JAMES and TRACY CIOCIA (collectively, the "Seller"), and PRIME MANAGEMENT CORPORATION, a New York corporation (the "Purchaser").

                              W I T N E S S E T H:

         WHEREAS, the Seller owns 400,000 shares (the "Purchased Shares") of common stock, par value $.01 per share (the "Common Stock"), of Gilman & Ciocia, Inc. ("Issuer");

         WHEREAS, the Seller owns an additional 474,686 shares of the Common Stock (the "Option Shares");

         WHEREAS, the Seller desires to sell the Purchased Shares and to grant an option to purchase the Option Shares to the Purchaser, and the Purchaser desires to purchase the Purchased Shares and such option to purchase the Option Shares from the Seller, at the purchase price of $1,199,000 for the Purchased Shares and $1,000 for the Option (as defined below) (collectively, the "Purchase Price"), all on the terms set forth herein; and

         NOW, THEREFORE, the parties hereto hereby agree as follows:


         1.  Sale and Purchase of the Purchased Shares.

             (a) The Seller hereby transfers, assigns and sells the Purchased Shares to the Purchaser, and the Purchaser hereby purchases the Purchased Shares from the Seller.

             (b) Subject to Sections 3 and 4 below, the Seller hereby grants to the Purchaser the right (the "Option") for a period of five years from the date of this Agreement (the "Option Period") to purchase any or all of the Option Shares from the Seller at an exercise price per share (the "Option Price") equal to 160% of the average closing price of the Common Stock as quoted on the Nasdaq National Market (or such other market or exchange on which the Common Stock shall be listed or quoted on) over the 20 trading days prior to any exercise of the Option, except that the Option Price shall not in any event be less than $75 per share. The Seller shall deliver to the Escrow Agent (as defined below) identified on Exhibit A hereto a certificate or certificates evidencing the Option Shares, duly endorsed or accompanied by a stock power duly executed in blank, and such certificates shall be held in escrow pursuant to the Escrow Agreement (as defined below). Immediately after delivery of the Option Shares to the Escrow Agent and disbursement of the escrowed Purchase Price to the Seller pursuant to the Escrow Agreement, the Option Shares will be placed in a voting trust pursuant to Section 2 below.

             (c) Contemporaneously with the delivery of the Purchase Price to the escrow agent (the "Escrow Agent") pursuant to an Escrow Agreement dated as of the date hereof (the "Escrow Agreement"), the Seller shall deliver to the Escrow Agent identified on Exhibit A hereto a certificate or certificates evidencing the Purchased Shares, duly endorsed or accompanied by a stock power duly executed in blank, and such certificates shall be held in escrow pursuant to the Escrow Agreement. Upon disbursement of the escrowed Purchase Price to the Seller pursuant to the Escrow Agreement, the Purchased Shares will be placed in a voting trust pursuant to Section 2 below.


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             (d) Contemporaneously with the delivery of the Purchased Shares pursuant to subsection (c), the Purchase Price for the Purchased Shares shall be delivered to the Escrow Agent to be held in escrow pursuant to the Escrow Agreement, in accordance with the instructions set forth in Exhibit B annexed hereto. Upon the delivery of the Purchased Shares and the Option Shares to the Agent, the Purchaser shall pay the Purchase Price to the Seller by instructing the Escrow Agent to disburse the Purchase Price to the Seller pursuant to the Escrow Agreement.


         2. Voting Trust Agreement. The Option Shares and the Purchased Shares shall be placed into a voting trust (the "Trust") for the duration of the Option Period pursuant to a voting trust agreement (the "Trust Agreement") in substantially the form attached hereto as Exhibit C by and between the Seller, the Purchaser and Michael Ryan (the "Trustee").

         3.  Rights of First Refusal.

         (a) Restricted Period. During the Option Period, the Sellers may not, except in accordance with this Section 3, sell, pledge, hypothecate, or otherwise encumber any Option Shares, or any interest therein.

         (b) Transfer Notice. Commencing with the second anniversary of the date of this Agreement, if Seller proposes to pledge, transfer, hypothecate or otherwise encumber any Option Shares to one or more third parties in one or more related transactions pursuant to a bona fide agreement with such third parties, or to sell such Option Shares over the Nasdaq National Market (or such other market or exchange as the Common Stock shall be listed or quoted on) (a "Transfer"), then the Seller shall give the Purchaser written notice of the Seller's intention to make the Transfer (the "Transfer Notice"), which Transfer Notice shall include a reasonable description of the Option Shares to be transferred ("Offered Shares"), the identity of the prospective transferee(s), the consideration to be paid and the material terms and conditions upon which the proposed Transfer is to be made; provided, however, that the total number of Offered Shares shall not exceed 50,000 in any one-year period.

         (c) Purchaser's Option. The Purchaser shall have an option for a period of 30 days from receipt of the Transfer Notice to elect to purchase some or all of the Offered Shares from the Seller at the Purchaser's option, at (i) the same price, terms and conditions as described in the Transfer Notice or (ii) a price equal to the average closing price of the Issuer's Common Stock as quoted on the Nasdaq National Market (or such other market or exchange as the Common Stock shall be listed or quoted on) over the 20 trading days prior to the date of receipt of the Transfer Notice. The Purchaser may exercise such purchase option and, thereby, purchase all or a portion of the Offered Shares by notifying the Seller in writing before expiration of the 30 day period as to the number of such shares which it wishes to purchase. If the Purchaser gives the Seller notice that it desires to purchase any of the Offered Shares, then payment for such Offered Shares shall be by check or wire transfer, against delivery of such Offered Shares at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than 30 days after the Purchaser's election to purchase the Offered Shares.


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         (d) Non-Exercise of Rights. To the extent that the Purchaser has not exercised its right of first refusal to purchase the Offered Shares within the time periods specified in this Agreement, the Seller shall have a period of 30 days from the expiration of such rights in which to sell the Offered Shares, as the case may be, upon terms and conditions (including the purchase price) no less favorable to the Seller than those specified in the Transfer Notice. In the event the Seller does not consummate the sale or disposition of the Offered Shares within the 30 day period from the expiration of these rights, the Purchaser's right of first refusal shall continue to be applicable to any subsequent proposed disposition of Option Shares by the Seller during the Option Period. Any Offered Shares sold pursuant to this subsection (d) shall be removed from the Trust pursuant to the terms of the Trust Agreement.

         4. Change in Control. In the event of a "Change of Control"(as defined below) of the Issuer during the six months following this Agreement, the Purchaser shall have the right to resell the Purchased Shares and any Option Shares therertofor purchased by it back to the Seller, and the Seller shall have the obligation to purchase such Purchased Shares and Option Shares theretofor purchased, at the purchase prices paid for such Purchased Shares and Option Shares by the Purchaser. A "Change in Control" shall be deemed to occur upon (a) the sale or transfer by any party, or the issuance by the Issuer, of an amount of Common Stock or other equity securities of the Issuer (or warrants, options or other rights to purchase Common Stock or other equity securities of the Issuer), in one or more transactions, related or unrelated, with voting power equal to 20% or more of the votes represented by the outstanding Common Stock as of the date of this Agreement (except to Michael Ryan, or individuals or entities controlled by Michael Ryan); or (b) the merger of the Issuer with any person (as such term is defined in the Securities Exchange Act of 1934 (the "Exchange Act")) as a result of which the Issuer is not the surviving entity as a publicly held corporation, the consolidation of the Issuer with any person, or the sale of all or the sale of all or substantially all of the assets of the Issuer (other than in a transaction with an entity controlled by Michael Ryan).

         5. Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser that:

             (a) Title to Shares and Warrants. The Seller is the record and beneficial owner of the Purchased Shares hereby purchased and the Option Shares to be purchased upon the exercise of the Option, free and clear of all liens, pledges, encumbrances, restrictions, and claims.

             (b) Valid and Binding. This Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

             (c) Non-contravention. The execution and delivery of this Agreement and the Trust Agreement, and the consummation by the Seller of the transactions contemplated by this Agreement and the Trust Agreement, does not constitute a default under (or an event which with notice or lapse of time or both could become a default) or give to others any rights of termination, amendment or cancellation or, any material agreement or instrument to which the Seller is a party, or result in a violation of any law, rule, regulation, order, judgment, or decree

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


(foreign or domestic and including federal and state securities laws and regulations) applicable to the Seller.

             (d) Offering Valid. Assuming the accuracy of the Purchaser's representations and warranties below, the sale of the Purchased Shares and the Option Shares purchased under any exercise of the Option is registered or qualified (or will be exempt from registration and qualification) under the registration requirements of the Securities Act of 1933 (the "Securities Act") and all applicable state securities laws.

             (e) Full Disclosure. To the Seller's knowledge, none of the reports, schedules, forms and statements filed by the Issuer with the Securities and Exchange Commission pursuant to the reporting requirements of the Exchange Act contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Seller has no knowledge of any material events that would be required to be disclosed in a Current Report on Form 8-K under the Exchange Act.

             (f) Ownership of Additional Common Stock The Purchased Shares and the Option Shares together represent the total number of shares of Common Stock owned by the Seller.


         6. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller that:

             (a) Valid and Binding. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

             (b) Investment Representations. It (i) is purchasing the Purchased Shares (and the Option Shares to be purchased upon the exercise of the Option) for its own account without a view to any distribution thereof in violation of the Securities Act; (ii) is an "accredited investor" as defined under Rule 501 under the Securities Act; (iii) has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else the Purchased Shares (and the Option Shares to be purchased upon the exercise of the Option) or any part thereof; (iv) has sufficient knowledge and experience in business matters to evaluate the merits and risks of the investment; and (v) has adequate means of providing for its current needs and possible contingencies; has no need for liquidity of its investment in the Purchased Shares (and the Option Shares to be purchased upon the exercise of the Option) and would be able to bear the economic risk of a complete loss of its proposed investment in the Purchased Shares (and the Option Shares to be purchased upon the exercise of the Option) hereunder.

             (c) Information about Issuer. It acknowledges that it has received and reviewed carefully the Issuer's most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

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

             (d) Offers and Sales. All subsequent offers and sales of the Purchased Shares and any Option Shares purchased upon exercise of the Option shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from such registration.

             (e) Authorization. It has the requisite corporate power and authority to enter into this Agreement and the Trust Agreement.


         7.  Indemnification.

             (a) By the Seller. The Seller agrees to indemnify and hold harmless the Purchaser and its directors, officers, members, shareholders, employees, agents, successors and assigns (the "Purchaser Parties") against, and to reimburse the Purchaser Parties on demand with respect to, any and all losses, liabilities, obligations, suits, proceedings, demands, judgments, damages, claims, expenses and costs (including, without limitation, reasonable fees, expenses and disbursements of counsel) (collectively, "Damages") which each may suffer, incur or pay by reason of (i) the breach by the Seller of any representation or warranty contained in this Agreement, or in any agreement, certificate or instrument executed by it and contemplated hereby or (ii) the failure of the Seller to perform any agreement required by this Agreement or any agreement, certificate or instrument contemplated hereby.

             (b) By the Purchaser. The Purchaser agrees to indemnify and hold harmless the Seller and its agents, successors and assigns (the "Seller's Parties") against, and to reimburse the Seller's Parties on demand with respect to, any and all Damages which each may suffer, incur or pay by reason of (i) the breach by the Purchaser of any representation or warranty contained in this Agreement or in any agreement, certificate or instrument executed by it and contemplated hereby or (ii) the failure of the Purchaser to perform any agreement required by this Agreement or any agreement, certificate or instrument contemplated hereby.

         8.  Miscellaneous

             (a) Expenses. The parties hereto will bear their own costs, fees and expenses in connection with the negotiation, documentation and/or enforcement of this Agreement.

             (b) No Modification Except in Writing. This Agreement shall not be changed, modified or amended except by a written agreement executed by the parties hereto.

             (c) Entire Agreement. This Agreement sets forth the entire agreement and understanding among the parties hereto as to the subject matter hereof.

             (d) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be delivered (i) in person, (ii) by certified or registered mail, return receipt requested, (iii) by Federal Express or other nationally recognized overnight courier service which issues confirmation of delivery or (iv) by confirmed facsimile transmission at the addresses or facsimile numbers set forth below or to such other


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


addresses or facsimile number, as applicable, as any party hereto may designate to the other in writing.

         If to the Purchaser:

                      c/o Katten Muchin Zavis Rosenman
                      575 Madison Avenue
                      New York, New York 10022
                      Facsimile: 212-940-8776
                      Attn:  Merril Mironer, Esq.

         If to the Seller, to it at the address set forth below the Seller's signature below, with a copy to:

                  Charles M. O'Rourke, Esq.
                  2 Swenson Drive
                  Woodbury, NY 11797


Any such notice shall be deemed to be given (i) when delivered, if delivered personally or by Federal Express or other nationally recognized overnight courier service, (ii) on the third business day after the date of mailing, if sent by certified or registered mail or (iii) upon confirmation of receipt, if delivered by facsimile transmission.

             (e) Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. This Agreement may not be assigned by either party hereto without the written consent of the other party.

             (f) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York.

             (g) Captions; Construction. The captions appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof.

             (h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.







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         IN WITNESS WHEREOF, each of the parties hereto has executed this
Agreement as of the day and year first above written.




                                     SELLER:

                                     /s/ James Ciocia
                                     ------------------------------------
                                     James Ciocia


                                     /s/ Tracy Ciocia
                                     ------------------------------------
                                     Tracy Ciocia

                                     Address:






                                     PURCHASER:

                                     PRIME MANAGEMENT CORPORATION

                                     By: /s/ Mike Ryan
                                        ---------------------------------
                                     Title: President
                                           ------------------------------

                                     Address:













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